UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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 Albertsons Companies, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF ALBERTSONS COMPANIES, INC.
TO BE HELD ON AUGUST 7, 2025

Explanatory Note:

This Proxy Statement Supplement, dated July 29, 2025 (this “Supplement”), supplements the Definitive Proxy Statement of Albertsons Companies, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 20, 2025 (the “Proxy Statement”), in connection with the Company’s Annual Meeting of Stockholders to be held virtually on August 7, 2025 (the “Annual Meeting”).

The purpose of this Supplement is to correct an inadvertent error in the section on page 32 of the Proxy Statement under the heading “Board Meetings” related to Mr. Turner’s attendance at Board and committee meetings during fiscal 2024.  All directors, including Mr. Turner, attended at least 75% of all Board and committee meetings during fiscal 2024.

Accordingly, the Proxy Statement disclosure under the heading “Board Meetings” is amended and replaced in its entirety with the following disclosure. No other changes have been made to the Proxy Statement.

Board Meetings

During fiscal 2024, our Board met ten times and acted five times via written consent. All directors attended at least 75% of all Board and committee meetings during fiscal 2024.